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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF ALABAMA NATIONAL

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
Name of Subsidiary                                         State of Organization
------------------                                         ---------------------
National Bank of Commerce of Birmingham...................     National Bank
  NBC Securities, Inc.....................................     Alabama
  NBC Investments, Inc....................................     Nevada
Bank of Dadeville.........................................     Alabama
  TBD Investments, Inc....................................     Nevada
  Ashland Insurance, Inc..................................     Alabama
Alabama Exchange Bank.....................................     Alabama
  Tuskegee Loan Company, Inc..............................     Alabama
  AEB Investments, Inc....................................     Nevada
First Gulf Bank...........................................     Alabama
First Citizens Bank.......................................     Alabama
  Clay County Finance Company, Inc........................     Alabama
  FCB Investments, Inc....................................     Nevada
First American Bank.......................................     Alabama
  Corporate Billing, Inc..................................     Alabama
  FAB Investments, Inc....................................     Nevada
  Rankin Insurance, Inc...................................     Alabama
Citizens & Peoples Bank, National Association.............     National Bank
Public Bank...............................................     Florida
Georgia State Bank........................................     Georgia
Community Bank of Naples, National Association............     National Bank
  CBN Investments, Inc....................................     Nevada
Peoples State Bank of Groveland...........................     Florida
Alabama National Statutory Trust I........................     Connecticut
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